Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL
OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the annual report on Form 10-K of Lorillard, Inc. (the “Company”) for the year ended December 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Martin L. Orlowsky, as Chief Executive Officer of the Company, and David H. Taylor, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that: (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Martin L. Orlowsky

Name:	Martin L. Orlowsky
Title:	Chairman, President and Chief Executive
Officer (Principal Executive Officer)

Date:	February 25, 2010

/s/ David H. Taylor

Name:	David H. Taylor
Title:	Director and Executive Vice President,
Finance and Planning and Chief Financial
Officer (Principal Financial Officer)

Date:	February 25, 2010